Articles of Incorporation

(PURSUANT TO NRS 78)

STATE OF NEVADA

Secretary of State

(For filing office use)

(For filing office use)

1.

NAME OF CORPORATION:

DIVERSIFIED BIO-MEDICS, INC.

2.

RESIDENT AGENT.

Laughlin International, Inc.

2533 N. Carson Street

Carson City, NV 89706

3.

SHARES.  Number of shares with par value:

100,000,000, Common Stock, Par value: $.001

  10,000,000,  Preferred Stock, Par Value:  $.001

4.

GOVERNING BOARD: Directors

The FIRST BOARD OF DIRECTORS shall consist of 3 members and the names and addresses are as follows:

Brad Long

79 Tyee Drive, Suite 205

Point Roberts, WA98281

Darryl Mills

79 Tyee Drive, Suite 205

Point Roberts, WA98281

Garry Montgomery

79 Tyee Drive, Suite 205

Point Roberts, WA98281

5.

PURPOSE:  The purpose of the corporation shall be to undertake all real estate endeavors, and all other endeavors which are legal under the laws of the State of Nevada, and for which the Board of Directors approves.

6.

OTHER MATTERS :

6.1

Limitation on Director Liability

To the fullest extent permitted by Nevada Law and subject to the Bylaws of this Corporation, a director of this Corporation shall not be liable to the Corporation or its share holders for monetary damages for his or her conduct as a director.  Any amendment to or repeal of this Article shall not adversely affect any right of a director of this Corporation hereunder with respect to any acts or omissions of the director occurring prior to amendment or repeal.

6.2

Indemnification of Directors

To the fullest extent permitted by the bylaws and Nevada law, this Corporation is authorized to indemnify any of its directors.  The Board of Directors shall be entitled to determine the terms of indemnification, including advance of expenses, and to give effect thereto through the adoption of Bylaws, approval of agreements, or by any other manner approved by the Board of Directors.  Any amendment to or repeal of this Article shall not adversely affect any right of an individual with respect to any right to indemnification arising prior to such amendment or repeal.

7.

SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles:

_________________________________________

JAMES B. PARSONS

500 108th Avenue NE, Suite 1710

Bellevue, WA 98004

State of Washington, County of King

This instrument was acknowledged before me on _______________________________2003, by James B. Parsons as incorporator of DIVERSIFIED BIO-MEDICS, INC.

______________________________________

Notary Public Signature

(Affix notary stamp or seal)

8.

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

(SEE ATTACHED)